Exhibit 23.2


                                    CONSENT

                      Consent of Independent Accountants

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1994 appearing in the 1993 Annual Report to shareholders of Potomac Electric Power Company, which is incorporated by reference in the Potomac Electric Power Company's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedules, which appears under Item 14(d) of such Annual Report on Form 10-K.





                                     /S/ Price Waterhouse
                                    PRICE WATERHOUSE

Washington, D.C.
June 17, 1994